Exhibit 10.8

[Lender]

and

Shanghai Ruijia Network Technology Co., Ltd

and

Shanghai Xiao-i Robot Technology Co., Ltd.

of

Investment Agreement

Party A: [Lender]

ID number: [ ● ]

Address: [ ● ]

Tel: [ ● ]

Party B: Shanghai Ruijia Network Technology Co., Ltd

Legal representative: Xia Bin

Address: 1, No. 337, Shahe Road, Jiangqiao Town, Jiading District, Shanghai_Room 203 j441

Party C: Shanghai Xiao-i Robot Technology Co., Ltd.

Legal representative: Yuan Hui

Address: 1st floor, No. 383, Lane 1555, Jinshajiang Road, Jiading District, Shanghai

Whereas, Party C, Shanghai Xiao-i Robot Technology Co., Ltd.(Xiao-i robot) is a representative cognitive intelligent commercial landing enterprise in China. Since its establishment in 2001, it has focused on the independent research and development and commercial implementation of cognitive intelligence related technologies based on natural language processing. Xiao-i robot has more than 500 patents and nearly 200 invention patents. Developed the first national artificial intelligence semantic library standard (GB / T 36339-2018), led the world’s first international standard for AI emotion computing (ISO/IECJTC1/SC35 WD30150), and filled the technical gap of China’s first international standard in this field. So far, it has served hundreds of large and medium-sized enterprises, covering the fields of smart city, smart finance, smart manufacturing, smart energy, smart medical care and smart education, with more than 800 million end customers. Party B, Shanghai Ruijia Network Technology Co., Ltd. is a wholly-owned subsidiary of Party C, and Party B has a working capital demand for daily operations. [ ● ]of Party A has legal self-owned funds and is willing to invest in Party B in order to achieve win-win cooperation,

Party A, Party B and Party C entered into this investment agreement in Shanghai on [ ● ],202[ ● ] (the “Agreement”). The following matters are hereby agreed to be observed by all parties:

I. Investment Amount

Party A voluntarily pays legal self-owned funds totaling RMB [ ● ] (in words: [ ● ]yuan only) to the following banking account designated by Party B in a lump sum within three days after the signing of the Agreement:

Company Name: Shanghai Xiao-i Robot Technology Co., Ltd.

Bank of Deposit: [ ● ]

Account No.: [ ● ]

OR

Company Name: XIAO-I ROBOT TECHNOLOGY (H.K.) LIMITED

Bank of Deposit: [ ● ]

Account No.: [ ● ]

Swift code: [ ● ]

Address: [ ● ]

The amount of Party B’s actual use of Party A’s funds shall be calculated based on the amount actually remitted by Party A to the above banking account number designated by Party B.

II. Investment Income

(1) Whereas Party B, Party C or Party C’s affiliates (including but not limited to the Cayman Islands company Xiao-I Corporation, Zhizhen Artificial Intelligent Technology (Shanghai) Co. Ltd. (the “Proposed Listing Company”) intend to become a public company and to be listed either in China or overseas, within one year (including one year) (the “Investment Period”) from the date when Party A actually transfers the funds to the banking account designated by Party B, if and of Party B, Party C or Party C’s affiliates is listed either in China or overseas and successfully closes the public offering. After Parties A and B reach an agreement through consultation, they can obtain income in the following ways:

According to the date when Party A actually transfers the funds to the banking account designated by Party B, [ ● ] shares (the “Number of Convertible Shares”), which are converted based on the market value of the Proposed Listing Company corresponding to the funds transferred by Party A: RMB [ ● ], shall be issued to Party A when the Proposed Listing Company is successfully listed in China or overseas. Alternatively, the closing price of the ordinary shares on the date of listing of the Proposed Listing Company shall be taken as the cash payment calculation standard, Party C shall pay the cash value corresponding to the shares of the listed company with the Number of Convertible Shares to Party A in cash and pay within ten working days. Party C has the right to choose to either issue shares or pay the cash value.

If the Proposed Listing Company is successfully listed, but the market value of the Proposed Listing Company is less than 3 (“three”) billion RMB according to the closing price on the listing day, Party B shall repay the principal and interest to Party A at the annual interest of [ ● ]% in the actual time of use of the funds, and pay it within ten working days after the listing date.

(2) Upon the expiration of the Investment Period, if the Proposed Listing Company to be listed fails to be listed in China or overseas, Parties A, B and C together agree to pay off the debt owed to Party A in the following manner: Party B shall repay the principal and interest to Party A at the annual interest of [ ● ] %, and pay within ten working days after the expiration of the Investment Period.

(3) Party A and Party B confirm that the Investment Income agreed in the Agreement includes tax, and the taxes related to the Investment Income shall be borne by Party A. Party B has the right to withhold and pay the taxes that Party A shall bear according to the relevant tax laws of the People’s Republic of China.

III. Term of Use of the Funds

(1) The term of use of this funds is [ ● ] months, counting from the time when Party A’s funds are actually deposited to the banking account designated by Party B; If Party B actually uses the funds for less than 12 months, the principal and interest of the investment funds shall be paid according to the actual used period;

(2) Parties A and B agree that the term of use of the funds can be extended 30 working days before the expiration of the use of the funds, and the corresponding principal and interest shall be paid according to the actual term of use of the investment funds;

(3) Parties A and B shall promptly inform Party C of the achievements or changes in the use of the investment funds, the time of settlement and the method of settlement.

IV. Each Party Warrants that:

Party A guarantees that the funds it provides to Party B are legal self-owned fund, and there is no behavior of borrowing loans from financial institutions or professional lending;

Party B guarantees that the funds applicable to Party A under the Agreement will be used exclusively as the working capital for daily operations, and will pay off to Party A on time when the settlement conditions agreed in the Agreement are met;

Party C guarantees that if Party B fails to pay off the investment funds of Party A, Party C shall bear joint and several liabilities for the investment funds that cannot be paid off.

V. Effectiveness and Amendment

The Agreement is made in three copies, with Party A, Party B and Party C, each holding one copy. It shall come into force upon the signatures or seals of Party A, Party B and Party C. For matters not covered in the Agreement, the parties may negotiate and sign separate relevant supplemental agreements.

VI. Dispute Resolution

Any dispute arising from or in connection with the Agreement between and among Party A, Party B and Party C shall be settled through friendly negotiation on the basis of mutual understanding and in good faith. If any negotiation fails, each party has the right to bring a lawsuit to the people’s Court of Jiading District, Shanghai.

(the following is the signature page of the Agreement without text)

There is no text on this page, which is only the signature and seal page of the investment agreement between [ ● ] and Shanghai Ruijia Network Technology Co., Ltd. and Shanghai Xiao-i Robot Technology Co., Ltd.)

Party A: [ ● ]

Date: [ ● ]

Party B: Shanghai Ruijia Network Technology Co., Ltd

Date: [ ● ]

Party C: Shanghai Xiao-i Robot Technology Co., Ltd.

Date: [ ● ]